exhibit A

Agreement of Joint Filing

The undersigned hereby agree that a single Schedule 13D (or any amendment thereto) relating to the Common Stock of Vera Therapeutics, Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13D.

Date: February 13, 2023

SOFINNOVA VENTURE PARTNERS X, L.P., a Delaware Limited Partnership

By:	SOFINNOVA MANAGEMENT X, L.P., a Delaware Limited Partnership
Its:	General Partner

By:	SOFINNOVA MANAGEMENT X-A, L.L.C., a Delaware Limited Liability Company
Its:	General Partner

By:	/s/ Nathalie Auber
Nathalie Auber
Attorney-in-Fact

SOFINNOVA MANAGEMENT X, L.P., a Delaware Limited Partnership

By:	SOFINNOVA MANAGEMENT X-A, L.L.C., a Delaware Limited Liability Company
Its:	General Partner

By:	/s/ Nathalie Auber
Nathalie Auber
Attorney-in-Fact

SOFINNOVA MANAGEMENT X-A, L.L.C., a Delaware Limited Liability Company

By:	/s/ Nathalie Auber
Nathalie Auber
Attorney-in-Fact

DR. JAMES I. HEALY
DR. MAHA KATABI

By:	/s/ Nathalie Auber
Nathalie Auber
Attorney-in-Fact